EXHIBIT 10.33

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This Second Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 14, 2019, by and between EAST WEST BANK (“Bank”) and MAXWELL TECHNOLOGIES, INC. (“Borrower”).
RECITALS
WHEREAS, Borrower and Bank are parties to the Amended and Restated Loan and Security Agreement, dated as of May 8, 2018, as amended by the First Amendment to Amended and Restated Loan and Security Agreement, dated as of August 2, 2018, by and between Borrower and Bank (as amended from time to time, the “Loan Agreement”); and
WHEREAS, Borrower and Bank have agreed to amend the Loan Agreement as provided herein;
NOW, THEREFORE, the parties agree as follows:
1.Amendments to Loan Agreement.
(a)    Section 2.1(b)(i) of the Loan Agreement is amended to read as follows:
(i)    Amount. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, (ii) less the aggregate undrawn face amount of the Letters of Credit issued under the Letter of Credit Sublimit. Amounts borrowed pursuant to this Section 2.1(b)(i) may be repaid and reborrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b)(i) shall be immediately due and payable.
(b)    Section 2.1(b)(ii) of the Loan Agreement is amended to read as follows:
(ii)    Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile or electronic transmission or telephone no later than 12:00 noon, Pacific time, on the Business Day that the Advance is to be made; provided, however, that if such Advance is to be a LIBOR Rate Advance, such notification shall be made no later than the time prescribed in Section 2.6(a). Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s reasonable discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any facsimile or electronic transmission or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account at Bank.
(c)    Section 2.2 of the Loan Agreement is amended to read as follows:
2.2    Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.
(d)    Section 3.2(c) of the Loan Agreement is amended to read as follows:
(c)    the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.
(e)    Section 4.4 of the Loan Agreement is amended to read as follows:
4.4    Pledge of Collateral. Borrower hereby pledges, assigns and grants to Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default, Bank may cause the transfer of any securities included in the Collateral (including, but not limited to, the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.
(f)    Clause (i) of Section 6.2(a) of the Loan Agreement is amended to read as follows:
(i) if a Credit Extension is outstanding as of the last day of a calendar month, as soon as available, but in any event within thirty (30) days after the end of such calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer;
(g)    Section 6.2(b) of the Loan Agreement is amended to read as follows:
(b)    If a Credit Extension is outstanding as of the last day of a calendar month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto within fifteen (15) days after the last day of such month. If Borrower is not required to deliver a Borrowing Base Certificate with respect the last month of a Fiscal Quarter in accordance with the preceding sentence, then Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto within thirty (30) days after the last day of such Fiscal Quarter.
(h)    Section 6.2(c) of the Loan Agreement is amended to read as follows:
(c)    If a Credit Extension is outstanding as of the last day of a calendar month, Borrower shall deliver to Bank an aged listings by invoice date of accounts receivable and accounts payable on a non-consolidated basis within fifteen (15) days after the last day of such month. If Borrower is not required to deliver an aged listings report with respect the last month of a Fiscal Quarter in accordance with the preceding sentence, then Borrower shall deliver to Bank an aged listings by invoice date of accounts receivable and accounts payable on a non-consolidated basis within thirty (30) days after the last day of such Fiscal Quarter.
(i)    Section 6.2(d) of the Loan Agreement is amended to read as follows:

(d)    If Borrower is required to deliver monthly financial statements in accordance with Section 6.2(a)(i), Borrower shall deliver to Bank with such monthly financial statements a Compliance Certificate certified as of the last day of such month and signed by a Responsible Officer in substantially the form of Exhibit E hereto. If Borrower is not required to deliver a Compliance Certificate with respect the last month of a Fiscal Quarter in accordance with the preceding sentence, then Borrower shall deliver to Bank with the quarterly financial statements for such Fiscal Quarter delivered in accordance with Section 6.2(a)(ii), a Compliance Certificate certified as of the last day of the applicable Fiscal Quarter and signed by a Responsible Officer in substantially the form of Exhibit E hereto.
(j)    Section 6.7(b) of the Loan Agreement is amended to read as follows:
(b)    Minimum EBITDA. A minimum EBITDA as the last day of each Fiscal Quarter for the two (2) Fiscal Quarters then ended, as set forth below:

Fiscal Quarter Ending	Minimum EBITDA
December 31, 2018	($12,500,000)
March 31, 2019	($16,000,000)
June 30, 2019	($18,000,000)
September 30, 2019	($15,000,000)
December 31, 2019	($12,000,000)
March 31, 2020	($7,500,000)
June 30, 2020	($3,500,000)
September 30, 2020	($2,500,000)
December 31, 2020	($1,000,000)
March 31, 2021, and each Fiscal Quarter thereafter	$2,000,000

For clarity, the foregoing minimum EBITDA requirements, including, without limitation, for the Fiscal Quarter ended December 31, 2018, amended and restate in their entirety any minimum EBITDA requirements set forth in the Existing Loan Agreement and, as such, Borrower’s compliance with the minimum EBITDA financial covenant as of December 31, 2018 shall be determined based on such amended minimum EBITDA financial covenant above.

(k)    Section 7.7 of the Loan Agreement is amended to read as follows:
7.7    Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Domestic Subsidiary or any Material Foreign Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower. Further, Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.
(l)    Section 8.12 of the Loan Agreement is deleted.
(m)    Exhibit A of the Loan Agreement is amended to have the definitions “Accounts”, “Availability”, “Borrowing Base”, “Eligible Domestic Accounts”, “Eligible Foreign Accounts”, “Letter of Credit Sublimit”, “Liquidity”, “Revolving Line”, and “Shares” read as follows:
“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.
“Availability” means as of any date, the amount equal to (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base on such date, less (i) the sum of (A) the Advances outstanding on such date, and (B) the aggregate undrawn face amount on such date of the Letters of Credit issued under the Letter of Credit Sublimit.
“Borrowing Base” means an amount equal to the sum of (a) eighty percent (80%) of Eligible Domestic Accounts, plus (b) eighty percent (80%) of Tier 1 Eligible Foreign Accounts, plus (c) seventy percent (70%) of Tier 2 Eligible Foreign Accounts plus (d) sixty percent (60%) of Tier 3 Eligible Foreign Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided that Bank may, in its reasonable credit judgment, adjust the percentage advance rates with respect to the Eligible Domestic Accounts and the Eligible Foreign Accounts from time to time.
“Eligible Domestic Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility by giving Borrower thirty (30) days’ prior written notice. Unless otherwise agreed to by Bank, Eligible Domestic Accounts shall not include the following:
(a)    Accounts that the Account Debtor has failed to pay in full within ninety (90) days of invoice date;
(b)    Credit balances over ninety (90) days;
(c)    Accounts with respect to an Account Debtor, fifty percent (50%) or more of whose Accounts the Account Debtor has failed to pay within ninety (90) days of invoice date;
(d)    Accounts with respect to an Account Debtor, including its Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of the aggregate Accounts of Borrower, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;
(e)    Accounts with respect to which the Account Debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;
(f)    Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(g)    Accounts with respect to which Borrower is liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower, but only to the extent of any amounts owing to the Account Debtor against amounts owed to Borrower;
(h)    Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the Account Debtor may be conditional;
(i)    Accounts with respect to which the Account Debtor is an officer, employee, agent or Affiliate of Borrower;
(j)    Accounts that have not yet been billed to the Account Debtor or that relate to deposits (such as good faith deposits) or other property of the Account Debtor held by Borrower for the performance of services or delivery of goods which has not yet performed or delivered;
(k)    Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its good faith credit judgment, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;
(l)    Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and
(m)    Retentions and hold-backs.
“Eligible Foreign Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3 with respect to which the Account Debtor does not have its principal place of business in the United States and is not located in an OFAC sanctioned country; provided, that Bank may change the standards of eligibility by giving Borrower thirty (30) days’ prior written notice. Unless otherwise agreed to by Bank, Eligible Foreign Accounts shall not include the following:
(a)    Accounts that the Account Debtor has failed to pay in full within ninety (90) days of invoice date;
(b)    Credit balances over ninety (90) days;
(c)    Accounts with respect to an Account Debtor, fifty percent (50%) or more of whose Accounts the Account Debtor has failed to pay within ninety (90) days of invoice date;
(d)    Accounts with respect to an Account Debtor, including its Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of the aggregate Accounts of Borrower, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;
(e)    Accounts with respect to which Borrower is liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower, but only to the extent of any amounts owing to the Account Debtor against amounts owed to Borrower;
(f)    Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the Account Debtor may be conditional;
(g)    Accounts with respect to which the Account Debtor is an officer, employee, agent or Affiliate of Borrower;

(h)    Accounts that have not yet been billed to the Account Debtor or that relate to deposits (such as good faith deposits) or other property of the Account Debtor held by Borrower for the performance of services or delivery of goods which Borrower has not yet performed or delivered;
(i)    Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its good faith credit judgment, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;
(j)    Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful;
(k)    Retentions and hold-backs; and
(l)    Accounts that Bank has not agreed, in its sole discretion, are Eligible Foreign Accounts.
All Eligible Foreign Accounts must be calculated in U.S. Dollars.
“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed Fifteen Million Dollars ($15,000,000).
“Liquidity” means as of any date, the sum of (i) Availability on such date and (ii) Consolidated Cash on such date.
“Revolving Line” means a Credit Extension of up to Fifteen Million Dollars ($15,000,000) (inclusive of the aggregate undrawn face amount of Letters of Credit issued under the Letter of Credit Sublimit).
“Shares” means sixty-five percent (65%) of the issued and outstanding voting capital stock, membership units of each Material Foreign Subsidiary.
(n)    Exhibit A of the Loan Agreement is amended by amending clause (f) of the definition “Permitted Investments” to read as follows:
(f)    Investments by Borrower in Subsidiaries not to exceed more than One Million Dollars ($1,000,000) in the aggregate in any Fiscal Year;
(o)    Exhibit A of the Loan Agreement is amended by deleting the definitions “Non-Formula Advance”, “Non-Formula Advance Period”, “Swiss Subsidiary” and “Swiss Subsidiary Guaranty Documents”.
(p)    Exhibit A of the Loan Agreement is amended by adding the definitions “Tier 1 Eligible Foreign Accounts”, “Tier 2 Eligible Foreign Accounts”, and “Tier 3 Eligible Foreign Accounts” in the appropriate alphabetical locations to read as follows:
“Tier 1 Eligible Foreign Accounts” means Eligible Foreign Accounts that are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution acceptable to Bank or are supported by credit insurance in form and substance acceptable to Bank.
“Tier 2 Eligible Foreign Accounts” means Eligible Foreign Accounts of Account Debtors located in developed countries that Bank has confirmed have a high credit quality ranking.
“Tier 3 Eligible Foreign Accounts” means Eligible Foreign Accounts of Account Debtors for which there is limited public financial information or which Bank determines are located are in high risk countries.
(q)    Exhibit D of the Loan Agreement is amended to read as set forth in Attachment 1 hereto.

(r)    Exhibit E of the Loan Agreement is amended to read as set forth in Attachment 2 hereto.
2.    Course of Dealing. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
3.    Miscellaneous. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
4.    Representations and Warranties. Borrower represents and warrants that the Representations and Warranties contained in the Loan Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
5.    Conditions Precedent. As conditions precedent to the effectiveness of this Amendment:
(a)    Bank shall have received, in form and substance satisfactory to Bank, the following:
(i)    this Amendment, duly executed by Borrower; and
(ii)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate; and
(b)    Borrower shall have paid all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
6.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXWELL TECHNOLOGIES, INC.

By: /s/ David Lyle
Name:__ David Lyle___________
Title: CFO

EAST WEST BANK

By: /s/ Chris Hetterly
Name:___Chris Hetterly__________
Title: Managing Director

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

Attachment 1

EXHIBIT D

Exhibit B: Corporate Borrowing Certificate

BORROWER: Maxwell Technologies, Inc.                DATE: February __, 2019
BANK:    East West Bank

I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from East West Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

MAXWELL TECHNOLOGIES, INC.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
         [print title]
of the date set forth above.

By:
Name:
Title:

Attachment 2

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Chris Hetterly
East West Bank
2350 Mission College Blvd., Suite 988
Santa Clara, CA 95054
Chris.hetterly@eastwestbank.com

FROM:	MAXWELL TECHNOLOGIES, INC.
The undersigned authorized Officer of Maxwell Technologies, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP), where applicable, and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No/N/A under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Monthly F/S Company Prepared Quarterly F/S	Monthly, within 30 days if a Credit Extension is outstanding Quarterly, within 45 days	Yes Yes	No No	N/A N/A
Compliance Certificate	Monthly, within 30 days (Quarterly, within 45 days if no Credit Extension outstanding)	Yes	No	N/A
CPA Audited, Unqualified F/S, as set forth in 10-K	Annually, within 90 days of FYE	Yes	No	N/A
Borrowing Base Certificate	Monthly, within 15 days (Quarterly, within 30 days if no Credit Extension outstanding)	Yes	No	N/A
A/R and A/P Agings	Monthly, within 15 days (Quarterly, within 30 days if no Credit Extension outstanding)	Yes	No	N/A
Annual Business Plan	Annually, within 30 days of start of FY	Yes	No	N/A
Intellectual Property Report	Quarterly within 30 days	Yes	No	N/A
10-Q	Quarterly, within 5 days of SEC filing (50 days)	Yes	No	N/A
10-K	Annually, within 5 days of SEC filing (95 days)	Yes	No	N/A

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
Minimum Liquidity (tested daily)	$15,000,000	$__________	Yes	No	N/A
2 Quarter Minimum EBITDA (tested quarterly)	$___________	$__________	Yes	No	N/A
Total Leverage Ratio as of _________, 201_: _________: 1.00.

Please Enter Below Comments Regarding Violations:
The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.
Very truly yours,
MAXWELL TECHNOLOGIES, INC.
By: __________________________________
Authorized Signer
Name:    _____________________________
Title: ________________________________